UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009 (December 8, 2009)
FIRST PHYSICIANS CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810 Beverly Hills, CA	90210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 860-2501
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities
On December 8, 2009, First Physicians Capital Group, Inc., f/k/a Tri-Isthmus Group, Inc., a Delaware corporation (the “Registrant”), entered into a Subscription Agreement, in the form attached hereto as Exhibit 10.1, with Richardson E. Sells, a member of our Board of Directors (the “Investor”), whereby the Registrant issued and sold 200,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase 60,000 shares its Common Stock at an exercise price of $0.50 per share, exercisable for a period of two years from the date of issuance, in substantially the form attached hereto as Exhibit 10.2 (the “Warrants”), in a private placement. The issuance and sale of the Common Stock and Warrants were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) and Regulation D promulgated under the Securities Act.
The purchase price for the Common Stock and Warrants was $0.50 per share of Common Stock, for an aggregate purchase price of $100,000. The Investor represented to the Registrant in writing that he is an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement, dated December 3, 2009
10.2	Form of Warrant

EXHIBITS

Exhibit No.	Description
10.1	Form Subscription Agreement, dated December 3, 2009
10.2	Form of Warrant
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.
Date: December 14, 2009	By:	/s/ Donald C. Parkerson
Donald C. Parkerson
Chief Financial Officer